UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2012

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692

Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000

 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 16, 2012, Green EnviroTech Holdings Corp. (the “Company”) dismissed KBL, LLP (“KBL”) as the Company’s independent registered public accounting firm. KBL’s audit report on the Company’s financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. The Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2011. During the years ended December 31, 2011 and 2010 and during the subsequent interim period preceding the date of KBL’s dismissal, there were (i) no disagreements with KBL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The decision to dismiss KBL was approved by the Company’s board of directors. The Company has provided KBL with a copy of this disclosure and has requested that KBL furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KBL agrees with the above statements. KBL has furnished the requested letter and it is attached as exhibit 16.1.

On May 18, 2012, the Company engaged Michael F. Cronin, CPA (“Cronin”) to serve as its independent registered public accounting firm. During the years ended December 31, 2011 and 2010 and during the subsequent interim period preceding the date of Cronin’s engagement, the Company did not consult with Cronin regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Cronin has been approved by the Company’s board of directors.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from KBL, LLP to the Securities and Exchange Commission dated May 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: May 23, 2012	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer